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                                                                    EXHIBIT 10.8

Persistence Software License, Services, and Support Agreement       CONFIDENTIAL
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                             Persistence Software

                   License, Services, and Support Agreement


1.   Definitions.

     1.1. "Application" means any software application developed by Intershop using the Software or including any Objects. Intershop represents and warrants that the description of the Application set forth on the Cover Sheet is true and correct.

     1.2.   "Cover Sheet" means the cover page to this Agreement.

     1.3. "End User(s)" means (a) if Intershop is a VAR, end user customers of VAR which acquire the Application for their business purposes and not for resale or for any other purpose, or (b) Intershop itself, if Intershop is licensing the Software for its own use as set forth on the Cover Sheet.

     1.4. "Maintenance Services" means the provision of releases under Section 8, if purchased as set forth on the Cover Sheet.

     1.5. "Objects" means objects generated by Intershop's use of the Software in accordance with its documentation, however Objects shall not be deemed to include any example or demonstration objects included with the Software.

     1.6. "Object Code" means the machine executable version of a software program.

     1.7. "PowerTier" means PSI's proprietary Object Server middleware application server which manages an object cache containing data from a database and all documentation thereto, as delivered to Intershop hereunder.

     1.8. "Professional Services" means consulting services provided on a per-day basis as set forth on the Cover Sheet.

     1.9. "Releases" means all revisions, updates, modifications or enhancements PSI may make to the Software under the Agreement.

     1.10. "Services" means the Professional Services, the Support Services, and the Maintenance Services.

     1.11.  "Software" means the PSI software programs listed on the Cover
Sheet.

     1.12.  "Support Services" means the Support Services as set forth in
Section 8, if purchased as set forth on the Cover Sheet.

     1.13. "VAR" means value-added applications integrators licensed under this Agreement to develop and license end-user applications integrating the Objects.

     1.14. "Work Product" means any application developed in a Rapid Applications Development Lab and/or any code written by PSI personnel.

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                                            ****CONFIDENTIAL TREATMENT REQUESTED

     1.15. "Affiliates" means any corporation, partnership, joint venture or other entity or person controlled by Intershop Communications AG. For purposes of this definition, the term "control" shall mean the direct or indirect beneficial ownership of 50% or more of the voting interests (representing the right to vote for the election of directors or other managing authority) in an entity.

2.   License.

     2.1. VAR License. If Intershop is a VAR, the terms of this Section 2.1 shall apply.

           2.1.1. Development and Deployment License. Subject to the terms and conditions of this Agreement, PSI hereby grants VAR a worldwide non-exclusive, nontransferable, limited, fee-bearing license to use the Software internally, only in Object Code and only in the environment(s) set forth on the Cover Sheet, solely for purposes of: (i) developing the Application(s) and creating Objects,
(ii) demonstrating the Application(s) to potential customers, (iii) providing training in the use of the Application(s) to VAR's employees and End Users, and
(iv) providing support for the Application(s) and Objects to End Users.

           2.1.2. Limited Distribution License. Subject to the terms and conditions of this Agreement, and limited to the number of Licenses purchased as detailed on the Cover Page of this Agreement, PSI grants VAR a non-exclusive, royalty-bearing, non-transferable license to reproduce, translate into spoken languages, distribute (by any means known or hereafter developed, including electronic distribution), sublicense, market, promote and grant third parties such rights regarding the PowerTier Software, but solely (i) in Object Code,
(ii) only when embedded in an Application or sold as part of or in connection with VAR's standard products. Intershop will distribute the Applications and documentation under terms not materially less protective of the rights of PSI than those Intershop uses for its other products or in accordance with a license agreement substantially similar to the end user license agreement terms attached hereto as Exhibit A (which may be amended from time to time in PSI's sole
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discretion). In addition, PSI grants VAR a non-exclusive, non-royalty-bearing, non-transferable license to prepare, use, reproduce, translate, sublicense, market, promote and distribute derivative works (such derivative works will be subject to PSI's prior approval) of the associated documentation to incorporate in Intershop's documentation for the Applications. Intershop may grant to its distribution channels (including original equipment manufacturers) the rights set forth above., give them approval rights of any derivative works

           2.1.3. Limited Right to Reproduce. Subject to the terms and conditions of this Agreement, PSI hereby grants VAR a non-exclusive, non-transferable, limited license to make up to **** of the Software, in Object Code only, and only for archival or backup purposes. VAR shall not modify, translate or create derivative works of all or any part of the Software. VAR may not distribute such archived or backup copies and such must be kept on VAR's premises.

           2.1.4. Trademark License. Intershop and its channels of distribution may but are not required to use PSI trademarks and logos set forth in Exhibit B applicable to the Software in connection with the activities contemplated under this

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Agreement. On PSI's request, Intershop will furnish PSI with a sample of such trademark usage. Subject to the terms and conditions of this Agreement, PSI hereby grants VAR a non-exclusive, non-transferable license to use the PSI trademarks, trade names and logos set forth in Exhibit B (as amended from time
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to time by PSI in its sole discretion) (the "Marks"), solely in connection with the marketing of copies of the Application(s). Except for the right to use Marks as set forth in this Section, nothing contained in this Agreement shall be construed to grant VAR any right, title or interest in or to any trademarks, trade names or logos of PSI or any third party supplier to PSI. VAR shall not challenge PSI's ownership of the Marks. VAR will maintain a high quality standard in producing and marketing the Application(s).

           2.1.5. Proprietary Rights Notice. VAR agrees to reproduce and include any copyright or other proprietary rights notices of PSI in all copies, in whole or in part, of the Software. VAR need not include a copyright notice on any Application(s), except on the inside front cover of any associated documentation. VAR will not in any case remove or alter any proprietary notices on or in the Software; however in no event will VAR be requited to include, or reproduce a copyright or other proprietary notice on the Application.

     2.2. End User License. If Intershop is an End User, subject to the terms and conditions of this agreement, PSI grants Intershop a personal, non-exclusive, nontransferable, restricted right to use one or more copies of the Software, as set forth on the Cover Sheet or the applicable license certificates in the country in which Intershop acquired the software for Intershop's own internal business purposes. Such use shall consist of loading the software into the temporary memory (i.e., RAM) or installing the software on the permanent memory (e.g., hard disk, CD-ROM, or other storage device) of the number of computers set forth on the Cover Sheet. Intershop may not permit multiple users to use the software over a network or by other means unless so specified on the applicable license certificate. Intershop may either (i) make one (1) copy of the software solely for purposes of having a backup copy, provided that Intershop reproduce on that copy all copyright notices and any other confidentiality or proprietary legends that are on the original copy of the software, or (ii) transfer the software to a single hard disk provided Intershop keep the original solely as a backup copy. Intershop may transfer its permitted copies of the software to different computers only if Intershop removes the copy in its entirety from the prior computer and does not exceed the total allowable number of copies. Intershop understands that PSI may update the Software at any time and, except as set forth herein, in doing so incurs no obligation to furnish such updates to Intershop pursuant to this Agreement unless Intershop pays PSI separately for such updates and Intershop agrees that such updates, if any, shall be subject to this Agreement. All Software and any Releases will be delivered hereunder F.O.B. PSI facilities and will be deemed accepted upon delivery.

     2.3. Reservation of Rights. PSI reserves all rights in the Software and in any intellectual property rights PSI may create or acquire by performing Services which are not expressly granted to Intershop in this Agreement.

3. No Reverse Engineering. Except as expressly permitted by applicable law, Intershop shall not decompile, reverse engineer or otherwise attempt to derive, obtain or modify the source code of the Software, or assist or encourage any third party to do so. If Intershop is a VAR Intershop further agrees that End Users shall not be provided with access

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to any source code for the Software, and shall not be permitted to modify the functionality of the any Application in any way.

4.   Ownership.

     PSI retains title to the Software. PSI Shall have no ownership interest in Intershop's products (including the Applications), other than the rights in the Software described in the preceding sentence. Customer acknowledges that the licenses granted pursuant to this Agreement do not provide Customer with any right, title or ownership of the Software or any PSI intellectual property right except the license rights expressly granted herein or as otherwise identified below.

5.   Fees and Payment.

     5.1. Software Use License Payment. Intershop shall pay PSI the fee set forth on the Cover Sheet in U.S. Dollars. Intershop agrees to pay the fee within thirty (30) days of the Effective Date of this Agreement.

     5.2. PowerTier and Object Deployment Fees and Payment. Intershop shall pay PSI in full for all items specified on the Cover Sheet in U.S. Dollars within thirty (30) days of any invoice being raised (for royalty payments, such invoices will be raised quarterly) by PSI for said items. For each End User to which an Application has been delivered the Intershop shall maintain (but need only deliver to PSI only information reasonably needed by PSI to verify the calculation of quarterly royalties payable) the following detailed information: company name and location, technical support contact, phone/fax numbers, hardware and database platforms used, number of copies of the Application(s) licensed, and sales value of the Application(s) delivered to the end-user. Payment by Intershop shall include support for each End User as set forth herein.

     5.3.  Services Payments.

           5.3.1. PSI will invoice Intershop upon the Effective Date for the initial year of this Agreement and thereafter within ninety (90) days prior to the end of each subsequent year of this Agreement for the applicable annual Support Services fees and Maintenance Services fees for the subsequent year. All payments shall be made by Intershop to PSI in U.S. Dollars within thirty (30) days of issuance of invoice. If Intershop does not pay PSI such amounts prior to the beginning of the next year of this Agreement, then PSI may elect to withhold from Intershop such Support Services. The withholding of Support Services by PSI does not release Intershop from any obligations arising from this Agreement nor does it release Intershop from the obligation to pay for Support Services contracted for in this Agreement nor does it constitute a breach of this Agreement.

           5.3.2. PSI shall invoice Intershop monthly for any Professional Services All payments shall be made by Intershop to PSI in U.S. Dollars within thirty (30) days of issuance of invoice for Professional Services.

     5.4. Incidental Expenses. Intershop shall reimburse PSI for all pre-approved and reasonable travel and living expenses incurred by PSI in conjunction with performing the

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Professional Services if performance of such services include any visits to
Intershop's facilities. All payments shall be made by Intershop to PSI in U.S. Dollars within thirty (30) days of issuance of invoice for Incidental Expenses.

     5.5. Taxes and Interest. The fees set forth herein exclude all applicable sales, use and other taxes, and Intershop will be responsible for payment of all such taxes (except those based on PSI's income), fees, duties and charges, and any related penalties and interest arising from the payment of the fees. Any portion of the fees set forth above that is not paid when due will accrue interest at a rate of one and one half percent (1.5%) per month or the maximum rate permitted by applicable law, whichever is less, from the due date until paid.

     5.6. Records and Audit. Intershop shall maintain complete, clear, accurate records of the number of units of Applications distributed, sold or otherwise transferred or deployed, returns and credits therefor, and payments received. Upon 10 days' prior notice, PSI shall have the right to have an inspection and audit of all the relevant accounting and sales books and records of Intershop conducted by an auditor reasonably acceptable to both parties. Any such audit shall be upon reasonable written notice and shall be conducted during normal business hours no more than twice per year. If any such audit should disclose any underreporting or underpayment of amounts due, Intershop shall promptly pay PSI such amounts, including applicable interest. If the underreporting exceeds five percent (5%) of the total amounts due, Intershop shall bear the cost of such audit.

6. Delivery. PSI shall deliver a License Certificate corresponding to the number of concurrent users and type of Software specified on the Cover Sheet to Intershop within fifteen (15) business days after execution of this Agreement. The Software shall be deemed accepted by Intershop upon delivery to Intershop.

7.   ESCROW

     Concurrently with the execution of this Agreement, Intershop, PSI and an escrow agent mutually acceptable to the parties shall enter into a software escrow agreement upon terms and conditions mutually agreeable to the parties which shall provide for the release of the source code of the Software to Intershop for the purposes and upon the occurrence of the release conditions described in Exhibit D hereto.

8.   Maintenance Services.

     8.1 Support of Intershop. PSI agrees to provide Intershop with the technical support, error corrections, bug fixes, enhancements, ports to additional platforms, upgrades and updates with respect to the Software and Documentation as further described in Exhibit C.

     8.2 End User Support. PSI shall provide back-end support to Intershop, as further described in Exhibit C, but shall not be required to provide front-line support to end users of the Applications ("End Users"). Intershop may, in its sole discretion, determine the terms and conditions of such support and charge End Users a fee in connection therewith.

     8.3  Training of Intershop. PSI shall provide training to Intershop

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employees, independent contractors and consultants in accordance with the provisions set forth in Exhibit C.

9. Professional Services. PSI will provide Professional Services to Intershop as defined in Section 1.8.

     9.1 Fees. Professional Services are provided on a daily fee basis as detailed on the Cover Sheet of this agreement. Professional Services are additive to, and not included in, fees paid for Support and Maintenance Services. Payment for Professional Services by Intershop to PSI shall be made in U.S. Dollars within thirty (30) days of issuance of invoice for Professional Services.

     9.2 Method of Performing Services. PSI will determine the method, details, and means of performing the work to be carried out for Intershop. Intershop shall have no right to and shall not, control the manner or determine the method of accomplishing such work. Intershop may, however, require PSI's personnel to observe at all times the security and safety policies of Intershop. In addition, Intershop shall be entitled to exercise a broad general power of supervision and control of the results of work performed by PSI personnel to ensure satisfactory performance including the right to inspect, stop work, make suggestions or recommendations as to the detail of the work.

     9.3 Scheduling. PSI will attempt to accommodate work schedule requests of the Intershop to the extent possible. Should any personnel of PSI be unable to perform scheduled services because of illness, resignation, or other causes beyond PSI's reasonable control, PSI will attempt to replace such personnel immediately, but PSI shall not be liable for failure if it is unable to do so, giving due regard to its other commitments and priorities.

     9.4 Reporting. Intershop will advise PSI of the individuals to whom PSI's personnel will report progress on day-to-day work. Intershop and PSI shall develop appropriate administrative procedures for the performance of work at Intershop's site. Intershop shall, at the Intershop's option, periodically prepare an evaluation of the work performed by PSI personnel for submission to PSI.

     9.5 Expenses. Intershop shall be responsible for all travel and living expenses incident to the performance of the services for the Intershop. These expenses will be collected as incurred and invoiced to Intershop monthly.

     9.6 Ownership. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes or works of authorship developed or created by PSI or its personnel prior to commencement of work hereunder or during the course of performing Customer's work and all Work Product shall belong exclusively to PSI. PSI hereby grants to Customer an unrestricted, irrevocable, non-exclusive, perpetual, worldwide license to use for its internal business purposes the Work Product within the scope of the services provided hereunder. Intershop will own all extensions, modifications, and derivative works to the Software (subject to PSI's underlying Software) developed by Intershop. PSI will not license ideas, concepts, techniques, inventions, processes or works of authorship developed or created by PSI or its personnel primarily for or on behalf Intershop to competitors of Intershop without Intershop's prior

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written consent.

10.  Confidentiality.

     10.1 Confidentiality. Each party shall maintain in confidence all Confidential Information (as defined below) disclosed by the other party hereto. The receiving party (the "Recipient") agrees that it shall not use, disclose or grant use of such Confidential Information except as expressly authorized by the disclosing party hereunder. Recipient hereby agrees to use at least the same standard of care as it uses to protect its own confidential information of a similar nature, but not less than a reasonable degree of care, to ensure that its employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. Recipient shall promptly notify the disclosing party (the "Discloser") upon discovery of any unauthorized use or disclosure of Discloser's Confidential Information. "Confidential Information" means any confidential or proprietary information, source code, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to Discloser, its present or future products, sales, suppliers, customers, employees, investors or business, identified by Discloser as Confidential Information, whether in oral, written, graphic or electronic form. If disclosed in written, graphic or electronic form, the information must be marked as confidential. If disclosed in oral form, such Confidential Information must be reduced to writing and marked as Confidential Information within thirty (30) days following disclosure. The parties agree that the material financial terms of the Agreement will also be considered Confidential Information of both parties.

     10.2  Exceptions. The obligations of confidentiality contained in Section
10.1 will not apply to Object Code if Intershop is a VAR, nor will the obligations apply the extent that it can be established by Recipient by competent, documented proof that such Confidential Information' (a) was already known to Recipient, other than under an obligation of confidentiality, at the time of disclosure by the Discloser; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to Recipient; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Recipient in breach of this Agreement; (d) was disclosed to Recipient, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or (c) was developed independently by Recipient without reference to or use of the Confidential Information of Discloser.

     10.3 Return of Confidential Information. Each party shall promptly return all Confidential Information it receives to the other party (i) after any termination or expiration of this Agreement, or (ii) upon written notice from the Discloser requesting return of such Confidential Information.

11.  Limited Warranties.

     11.1 Title. PSI warrants that it has the right to grant the licenses as set forth in this Agreement, and that such licenses to the best of PSI's knowledge do not infringe on any third parties' proprietary or personal rights. PSI further warrants at the time of execution of this Agreement, PSI is unaware of any pending or

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threatened lawsuits concerning any aspect of the Software. If PSI becomes aware of any pending or threatened lawsuit concerning any aspect of the Software, PSI shall notify Intershop and provide Intershop with all information reasonably related thereto.

     11.2 Year 2000. PSI represents and warrants that the Software as delivered is Year 2000 Compliant. PSI agrees to provide Intershop with a copy of the compliance testing results promptly upon request by Intershop. For purposes of this section, "Year 2000 Compliant" means that the Software is designed to be used prior to, during, and after calendar year 1999 and 2000 and that it will operate during each such time period without error relating to date data, and specifically including any errors relating to, or the product of, date data which represents or references different centuries or more than one century.

     11.3 Services Warranty. PSI warrants that the Services, if any, will be performed in a workmanlike and professional manner.

     11.4 Non-Infringement. Without limiting Intershop's rights under Section 12, should the Software become, or in PSI's opinion be likely to become, the subject of any infringement claim or suit, PSI shall, at its option:

          A. procure for Intershop the right to continue distributing the Software, as well as the right for Intershop and its customers to continue use of the Software, while maintaining its functionality; or,

          B. modify the Software such that it no longer infringes the proprietary rights of any third party, while maintaining the functionality, look and feel of the Applications.

     If none of the foregoing is commercially reasonable and the use of the Software is enjoined, PSI may terminate the license and refund monies paid and Customer shall return the Software.

     11.5 Performance. PSI warrants that (a) the media on which the Software is delivered will be free of defects in material and workmanship; (b) the Software will function in accordance with the specifications for the Software in applicable documentation; and (c) the Documentation shall be accurate in all material respects. In the case of a breach of the warranties in this Section
11.5 (and in addition to any rights Intershop may have), PSI shall repair or replace nonconforming, unsuitable or inaccurate Software or Documentation within a reasonable period of time (not to exceed ten (10) days) of notice of such condition.

     11.6 DISCLAIMER. THE WARRANTIES PROVIDED BY PSI HEREIN ARE THE ONLY WARRANTIES PROVIDED BY PSI WITH RESPECT TO THE TECHNOLOGY AND DOCUMENTATION. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY PSI, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE TECHNOLOGY.

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12.  INDEMNITY.

     12.1 Obligations of Each Party. Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party (the "Indemnified Party") from all costs, damages, legal fees and settlement fees incurred by the Indemnified Party arising from third party claims arising from the manufacture, use, reproduction or distribution, as permitted under this Agreement, of any content, technology or other information provided by Indemnifying Party to Indemnified Party, including without limitation claims arising out of any alleged infringement or misappropriation of any copyright, trademark, trade secret, patent or other intellectual property right, or violation of any right of privacy or publicity. For the indemnification obligations above to be applicable, the Indemnified Party must (a) promptly notify the Indemnifying Party in writing of any such claim and grant the Indemnifying Party sole control of the defense and all related settlement negotiations, and (b) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in defending or settling such claim.

     12.2 Exclusions from Indemnification. Notwithstanding the foregoing, PSI shall have no indemnity obligation under this Section 12 for any Claim relating to: (i) modifications of the Software made by any entity other than PSI, if such Claim would not have arisen or such infringement or misappropriation would not have occurred but for such modifications, (ii) combination or use of the Software with other products (including without limitation an Application) if such Claim would not have arisen or such infringement or misappropriation would not have occurred but for such combination or use, (iii) use of an outdated version of the Software after PSI has made available an updated version which does not infringe, or (vi) any functionality of the Software made at Intershop's request, if such Claim would not have arisen or such infringement or misappropriation would not have occurred but for such functionality.

     12.3 Entire Liability. The foregoing states PSI's entire liability, and Intershop's sole and exclusive remedy with respect to any infringement or misappropriation of any patent, copyrights, trademarks, trade secrets or other intellectual property rights of any third party.

13. LIMITATION OF LIABILITY. EXCEPT FOR BREACHES OF SECTIONS 2, 3 AND 10, EACH PARTY AGREES THAT THE OTHER PARTY WILL NOT BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN NO EVENT SHALL. EITHER PARTY'S LIABILITY TO THE OTHER PARTY EXCEED THE PAYMENTS RECEIVED BY PSI FROM CUSTOMER WITHIN THE PRECEDING 12 MONTHS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS SECTION 13 IS AN ESSENTIAL ELEMENT OF THE AGREEMENT AND THAT IN ITS ABSENCE, THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT. THE LIMITATIONS IN THIS SECTION 13 SHALL NOT REDUCE THE LIABILITY OF EITHER PARTY UNDER SECTION 12.

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14.  Term and Termination.

     14.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in effect for until the Termination Date, unless terminated earlier in accordance with this Section 14.

     14.2 Termination for Cause. Either party may terminate this Agreement if the other party breaches a material term or condition of this Agreement and fails to cure such breach following sixty (60) days written notice.

     14.3 Survival of Certain Terms. Sections 1 "Definitions", 3 "No Reverse Engineering", 4 "Ownership", 5.2 "PowerTier and Object Deployment Fees and Payments", 5.6 "Records and Audit", 10 "Confidentiality", 11.5 "No Other Warranties", 13 "Limitation of Liability", 14.3 "Survival of Certain Terms" and 16 "General" shall survive any termination of this Agreement. Within thirty (30) days after termination of this Agreement, Intershop shall make no further use of and shall return to PSI, at Intershop's expense, any property, materials or other items (including without limitation all PSI Confidential Information) of PSI. If Intershop is a VAR, Each sublicense of PowerTier permitted hereunder which is in effect as of the termination or expiration of this Agreement may remain in effect under the same terms or others approved by PSI thereafter; provided, that the relevant End User (i) is not in breach of the terms of such sublicense, and (ii) shall thereafter owe all obligations pertaining to its licensee of PowerTier directly to PSI.

     14.4 Other Remedies. Nothing contained herein shall limit any other remedies that PSI may have for the default of Intershop under this Agreement nor relieve Intershop of any of its obligations incurred prior to termination of this Agreement.

15. Marketing. PSI and Intershop agree that PSI may issue a press release at a time selected by Intershop but in no event later than the date of first customer shipment of the Application. Intershop shall have prior approval of press release, but agrees not to unreasonably withhold that approval. PSI and Intershop agree that they will hold discussions regarding the possibility of engaging in mutually beneficial marketing activities which may include customer success story, joint participation in media events from time to time, promotion of PowerTier as a core technology embedded in Intershop and various co-branding and co-marketing activities..

16.  General.

     16.1 Independent Contractors. The relationship of PSI and Intershop established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

     16.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed exclusively under the laws of the State of California as between California residents and without reference to conflict of laws principles. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement or the subject matter hereof. Both parties agree to submit to the exclusive jurisdiction and venue of and agree that

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any cause of action arising under this Agreement shall be brought in a court in
San Mateo County, California.

     16.3 Notices. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party set forth on the cover page hereto, or to such other address as a party may designate by written notice in accordance with this Section 16.3, (iii) by overnight courier, or (iv) by fax with confirming letter mailed under the conditions described in (ii). Notice so given shall be deemed effective when received, or if not received by reason of fault of the addressee, when delivered.

     16.4 Nonassignability and Binding Effect. Intershop agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of PSI. PSI may assign this Agreement upon written notice to Intershop. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Any assignments in violation of this Section shall be null and void.

     16.5 Export Control. Since this Software is subject to the export control laws of the United States, Intershop may not export or re-export the Software without the appropriate United States and foreign government licenses. Intershop shall otherwise comply with all applicable export control laws and shall defend, indemnify and hold PSI and all PSI suppliers harmless from any claims arising out of Intershop's violation of such export control laws. Intershop further agrees to comply with the United States Foreign Corrupt Practices Act, as amended.

     16.6 Restricted Rights Notices. The Software is a "commercial item," as such term is defined at 48 C.F.R. (S) 2.101 (OCT 1995), consisting of "commercial software" and, along with the documentation thereto, "commercial computer software documentation" as such terms are used in 48 C.F.R. (S) 12.212 (SEPT 1995). Consistent with 48 C.F.R. (S) 12.212 and 48 C.F.R. (S)(S) 227.7202-
1 through 227.7202-4 (JUNE 1995), Intershop will provide PowerTier to U.S. Government End Users (i) only as a commercial item and (ii) with only those rights as are granted to all other End Users pursuant to the terms and conditions herein. In the event that Intershop receives a request from any agency of the U.S. Government to provide the Software and documentation thereto with rights beyond those set forth above, Intershop will notify PSI of the scope of rights requested and the agency making such request, and PSI may, in its sole discretion, accept or reject such request.

     16.7 Severability. If any provision of this Agreement is found to be invalid, unlawful or unenforceable by a court of competent jurisdiction, such invalid term shall be severed from the remaining portion of this Agreement which will continue to be valid and enforceable to the fullest extent permitted by law.

     16.8 Force Majeure. Except for payment obligations, nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the non-performing party.

     16.9 Entire Agreement. This Agreement including the Exhibits attached, the Cover Page and, if applicable, the Addenda set forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged. Additional or inconsistent terms of any purchase order are expressly excluded and are hereby rejected.

                                      12
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                                   EXHIBIT A

                     END USER MINIMUM TERMS AND CONDITIONS

                           END USER LICENSE AGREEMENT

This End User License Agreement ("Agreement") is made as of the date the sealed media package containing this Agreement is opened (the "Effective Date") by and between Persistence Software, Inc., with principal offices at 1720 S. Amphlett Blvd., Suite 300, San Mateo, California, 94402 ("PSI") and the corporation or individual opening the sealed media package ("Licensee"). BY OPENING THE SEALED MEDIA PACKAGE, LICENSEE IS AGREEING TO BE BOUND BY THE TERMS OF THIS AGREEMENT OR OTHER AGREEMENT SPECIFICALLY SIGNED BY LICENSEE AND AGREED TO IN WRITING BY PSI. IF LICENSEE DOES NOT AGREE TO THE TERMS OF THIS AGREEMENT, LICENSEE SHOULD RETURN THE UNOPENED MEDIA PACKAGE AND THE ACCOMPANYING ITEMS FOR A FULL REFUND.

1. Grant of License.
-------------------

The Persistence PowerTier software contained in the sealed media package comprises the PowerTier Developer Toolkit (incorporating the PowerTier Builder, DOCK and Link products), PowerTier server and ProActive Agents (collectively the "Software"). The PowerTier Developer Toolkit is licensed for the number Of developers specified on the invoice and/or license certificate issued by PSI. Any individual who interfaces with the PowerTier Development Server, who uses the PowerTier Builder, DOCK or Link products, who generates, modifies the files, or debugs the objects generated by the PowerTier Builder is considered a developer for licensing purposes. The PowerTier Server and ProActive Agent software contained in the sealed media package is licensed for the development and production application server(s) specified on the invoice and/or license certificate issued by PSI. Each application server connected to the PowerTier Server is considered a PowerTier Server for licensing purposes. For applications which access multiple application servers, licenses must be purchased for all such servers. Each concurrent user of an application deployed using the PowerTier server(s) also needs a PowerTier user license. The total number of concurrent users licensed to use the PowerTier server(s) is specified on the invoice and/or license certificate issued by PSI. Licensee may make one (1) object code copy of the Software solely for back-up purposes. Licensee may not modify or translate the Software, merge any portion of the Software with any other program, transfer, lease, sublicense, rent or resell the Software, or remove any proprietary notices from the Software. Licensee shall not export or re-export, directly or indirectly, the Software and Documentation, or any part thereof, in a manner prohibited by the U.S. Export Administration Act or the regulations thereunder.

2. Limited Warranty and Disclaimer.
----------------------------------

PSI warrants that, for a period of thirty (30) days from the date of delivery, the Software will substantially achieve the functionality described in the associated documentation provided by PSI (the "Documentation"). PSI also warrants that the media on which the Software is furnished will be free from defects in materials and workmanship for a period of thirty (30) days from the date of delivery to Licensee. PSI's entire liability and Licensee's exclusive remedy under this warranty will be - at PSI's option - to replace the media, to correct the Software, or to refund the purchase price and terminate this Agreement. PSI does not warrant that the Software will meet Licensee's requirements or that the operation of the Software will be uninterrupted or error free. EXCEPT FOR THE LIMITED WARRANTIES EXPRESSLY SET FORTH IN THIS
SECTION 2, PSI MAKES AND LICENSEE RECEIVES NO WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED. PSI SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

                                       1
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                                   EXHIBIT A

                     END USER MINIMUM TERMS AND CONDITIONS

                                    Page 2

3. Limitation of Liability.
--------------------------

IN NO EVENT WILL PSI BE HELD LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF DATA, LOST OPPORTUNITY OR LOST PROFITS. THIS LIMITATION WILL APPLY EVEN IF PSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. LICENSEE ACKNOWLEDGES THAT THE LICENSE FEE REFLECTS THIS ALLOCATION OF RISK.

4. Ownership and Rights.
-----------------------

This license is not a sale. Title and copyrights to the Software and Documentation remain with PSI, and PSI reserves all rights not expressly granted to Licensee herein. This license may not be assigned or transferred without the prior written consent of PSI. Licensee acknowledges that the Software source code remains a confidential trade secret of PSI and therefore agrees not to attempt to decipher, reverse engineer or decompile the Software, or otherwise attempt to gain access to the source code for the Software. Licensee also agrees not to develop passwords or codes to enable use by unauthorized users.

5. Term and Termination.
-----------------------

This Agreement will begin on the Effective Date and will remain in effect until terminated as set forth in this Section 5. This Agreement will automatically terminate in the event that Licensee breaches any of its terms. In particular, unauthorized copying, or use by more than the authorized number of users of the Software, will result in automatic termination of this Agreement. Licensee may also terminate the license at any time by providing written notice and certification that all copies of the Software and Documentation have been destroyed. On any termination, all use of the Software and Documentation must stop.

6. U.S. Government Restricted Rights.
------------------------------------

The Software and Documentation are considered to be "commercial computer software" and "commercial computer software documentation", respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Use, duplication or disclosure of the Software and/or Documentation by the U.S. Government is subject to the restrictions set forth in DFAR Section 227.7202 for military agencies, and FAR Section 12.212 for civilian agencies. PSI reserves all rights not expressly granted herein. The contractor/manufacturer is Persistence Software, Inc., 1720 S. Amphlett Blvd., Suite 300, San Mateo, California 94402.

7. Governing Law.
----------------

This agreement will be governed by the laws of the State of California, without reference to conflict of laws principles.

8. General.
-----------

This Agreement constitutes the entire agreement between Licensee and PSI and supersedes any prior agreement concerning the Software and Documentation. PSI is not bound by any provision of any purchase order, receipt, acceptance, confirmation, correspondence, or otherwise, unless PSI specifically agrees to the provision in writing.

                                       2
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                                   EXHIBIT B

                     PSI TRADEMARKS, TRADE NAMES AND LOGOS

                           Persistence Software, Inc.
                     U.S. Federal Taxpayer I.D. 94-3138935
         Incorporated in California May 31, 1991 as Fulcrum Innovations
                 Name change to Persistence Software, Inc. 1992

                                  Tradenames:
                                  -----------
                           Persistence Software, Inc.
                           Persistence Software, Ltd.

              Registered Trademarks, Service Marks, & Copyrights:
              ---------------------------------------------------
                                  Persistence
                           Persistence Software, Inc.
                                   Trans App
                               Live Object Cache
                           Persistence Object Builder
                           Persistence Object Server
                               Pro Active Agents
                                   PowerTier
                                   Power Tier
                                Powertier Server
                                  Acceleratier
                                  Appcelerator

                                     Logos
                                     -----
            A) "Power Your Performance"

            B) "Powered b[LOGO]werTier"
          As above, but with [LOGO]rsistence Powertier" wording
                          rather [LOGO]ur Performance"

            C) "Persistence"
                      [LOGO]

REQUIRED USAGE: Further to clause 2.1.4 of the Agreement, VAR is required to display the "Powered by Persistence PowerTier" Logo on all packaging for the Application(s) and as part of the start-up routine when the Application(s) are executed, such logo to be no less than 3cm diameter wherever used.

                                       3
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                                   EXHIBIT C
                       Maintenance and Technical Support

1. SUPPORT

     1.1 PSI Back-End Support. During the term of this Agreement, and for a period of one (1) year thereafter PSI shall provide to Intershop back-end support services, consistent with the support obligations described on Exhibit C-1 hereto (which Exhibit may be supplemented or replaced, from time to time, by mutual agreement), with respect to the Applications including, without limitation, identification of defective Software source and object code and providing corrections, workarounds and/or patches to correct defects or errors in such source or object code.

     2.2 Technical Support of Intershop. During the term of this Agreement, and for a period of one (1) year thereafter, in addition to the back-end support services described above, PSI shall provide to Intershop the following technical support services:

          A. PSI shall appoint a technical contact to whom Intershop may address all technical questions relating to PSI technologies. Upon execution of this Agreement, the parties shall determine a mutually agreeable procedure by which Intershop shall direct its technical questions to the appropriate PSI technical contact.

          B. PSI shall promptly answer all technical questions asked by Intershop relative to the Software.

     2.3 Training of Intershop. [To be determined.]

     2.4 Upgrades, Updates, Ports, Error Corrections and Enhancements. PSI will include Intershop in its alpha and beta programs for any upgrades, updates or ports to additional platforms to the Software released during the term of this Agreement, and will provide Intershop with the production version of such upgrades, updates or ports simultaneously with its earliest release of such upgrades, updates or ports to other customers. PSI shall also provide Intershop during the term hereof with any error corrections, bug fixes and enhancements to the Software simultaneously with its earliest release of such error corrections, bug fixes or enhancements to other customers. Intershop may, but is not required to, incorporate any such upgrade, update, port, error correction, bug fix or enhancement in a Application or Applications.

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                         Exhibit C - Continued [LOGO]


PowerTier/EJB Product Commitments for Intershop
-----------------------------------------------

Persistence undertakes to enhance its PowerTier/EJB product for Intershop as detailed below.

Where it is stated that an enhancement will be "in the Orca release" this means that the enhancement will be delivered as part of the PowerTier/EJB version which is code-named "Orca", and which is scheduled to be available as a beta version on December 4/th /1998.

Where it is stated that an enhancement will be "in the Stingray release" this means that the enhancement will be delivered as part of the PowerTier/EJB version which is code-named "Stingray", and which is scheduled to be available as a beta version at the end of January 1999, with additional beta releases at the end of February and the end of March 1999.

The enhancements are classified under 2 headings:-

 . Acceptance Criteria": these are the features that must be in the Stingray release in order for PowerTier/EJB to be accepted by Intershop, which in turn will enable Persistence to invoice Intershop for the second agreed pre-payment.
 . "Required"' these are enhancements that Persistence must provide to Intershop, although it is acceptable for them to be made available after the Stingray release.

ACCEPTANCE CRITERIA
1. Unicode Support

     A mechanism will be put into PowerTier/EJB that automatically translates Unicode in the Java application layer into UTF8-encoded data for storing in the database. This mechanism will be completely transparent to the developer.

     When: by end of February 1999.

2. Cache Clearing

     The problem whereby EJB Beans are not cleared from the PowerTier/EJB Server will be fixed by the end Of February 1999.

     When: by end of February 1999.

3. Optimistic Failure Handling

     A mechanism will be provided whereby PowerTier/EJB can enable an application to automatically recover optimistic lock failures so that the object(s),that caused an optimistic lock failure can be automatically refreshed from the database.

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     When: By the end of February 1999.

4. Solving Java Server Toolkit Integration Problem

     This has already been achieved.

     When: closed.

5. Controlling the Visibility of Beans over the Network

     Currently all EJB Beans register with RMI, which means they are all 'visible' to any user on the network. This is an unacceptable security exposure. Persistence will enhance PowerTier/EJB to: a) replace RMI registration with JNDI registration; and b) allow you to specify in the EJB Deployment Descriptor whether or not an EJB Bean is to register with JNI. Consequently, you will be able to completely control which beans are 'visible' over the network and which are 'hidden'.

     When: In the Stingray release.

6. Reflection-Based Generation for Session Beans

     Reflection-based-generation will enable Java Classes that you have already written to be automatically transformed into EJB Session Beans.

     When: In the Orca release.

7. Reflection-Based Generation for Entity Beans

     Reflection-based-generation will enable custom methods that you have written to be automatically incorporated into EJB Entity Beans along with the methods generated by the PowerTier/EJB toolset.

     When: In the Orca release.

8. EJB Lifecycle Hook Methods

     These will be provided in the Orca release.

     When: In the Orca release.

9. Support for Java Packages

     Packages will be supported in the PowerTier Server as part of the Orca release.

     When: In the Orca release

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10. "Lazy-Fetch"

      PowerTier/EJB will be enhanced to provide a "Lazy Fetch" mechanism, which provides is a cursor-like access for the results of find XXX()-methods.

      When: In the Stingray release

11. Additional 'Find' Mechanism

      A "multi-class fetch" mechanism will be provided that enables queries to include 'joins'.

      When: In the 'Stingray' release.

12. Oracle 8 Client Library Support

      This will be provided in the Orca release.

      When: In the Orca release.

REQUIRED
13. Cache Synchronisation

      PowerTier will be enhanced to provide a mechanism that, in conjunction with a communications protocol, enables the same EJB Entity Beans contained in separate PowerTier Servers to be kept synchronised.

      When: In the Stingray release.

14. 2-phase commit across multiple databases from a single application server

      PowerTier/EJB will be enhanced to enable the co-ordination of 2-phase commits across multiple database from a single PowerTier/EJB application server.

      When: In the Stingray release.

15. Native Unicode Support

      In PowerTier native Unicode will be included as UCS2 in the Java/application Layer. This is a long term requirement.

      When: In a later release after Stingray.

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                                  EXHIBIT C-1
                              Support Obligations

                     Persistence Technical Support Policies
                                    (Europe)

Overview

Persistence Technical Support enables you to make the most out of your software investment by providing timely, courteous and knowledgeable support. We have designed a Technical Support Centre to co-ordinate much of your day-to-day interaction with Persistence Software.

These policies and procedures are the basis of our customer support commitment. They describe in detail our support services and the procedures for you to follow when using Technical Support. By defining clear guidelines, we aim to simplify communications, with the goal of resolving your product questions and problems as quickly as possible. This document also describes our policies for the duration of support for old releases and for building patches to supported releases.

Persistence Technical Support Centre

European customer technical support calls are handled by a local support centre based in London. This support centre liases directly with European customers and the Central Customer Support Centre based at our headquarters in North America.

Contacting Technical Support

You must have a valid maintenance contract in effect to use the Technical Support Centre. Please include your maintenance contract number when you contact the Technical Support Centre and indicate that you are based in Europe. You may contact our Technical Support Centre by phone, email or completing the form in the Tech Support area of the web site, using the following contact information:

Telephone: +44 171 588 4344

Email:     support@persistence.com
           ------------------------

Web Site:  www.persistence.com
           -------------------

Tracking System

All Cases and errors are tracked through an automated problem resolution system. This is the central repository for all information about your technical contacts with us.

Our on-line system allows us to:

[_]  Track all of our interactions with you

[_]  Track all of our efforts on your behalf as we resolve your issues

[_] Keep detailed information on the problems you report and the questions you ask

[_] Search for problem resolutions that have been documented in our Frequently Asked Questions (FAQ) database.

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[_]  Maintain a customer profile on your primary and alternate technical contacts

[_] Communicate case status and escalate the most important cases to senior Persistence engineers.

Other Sources of Information

The Technical Support Centre is also a valuable source of information. The Support Centre will provide information on Persistence products including:

[_]  Frequently asked questions

[_]  Knowledge Base

[_]  Online User/Reference Manual

[_]  Known bugs

[_]  Release notes

Support Centre Procedures

Persistence Technical Support handles your requests using a prioritisation process for resolving the most critical problems quickly. A Technical Support Engineer opens your case, verifies your support contract, and records the preliminary information. The Engineer will then give you a Case ID that you can use for your future reference. All information related to the case is tracked using this Case ID. Through experience or reference material the Engineer may resolve your case during the initial contact. If this is not possible, the Engineer may ask you to send further information, and may involve other engineers to consult on the case.

3.1 Customer Contacts

To maintain consistent communications with you, we allow one primary and two alternate technical contacts per development project. You assign these individuals and are the only ones authorised to contact the Persistence Support Centre. To change your contacts, please ask technical support for Contact Change Request Form (CCRF). If an individual who is not on the contact list calls, we will ask that they first call one of the assigned contacts, who will in turn contact us.

In the case of an evaluation, we allow one client contact per evaluation. This is the person named in the Evaluation Request Form (ERF).

3.2 Required Information

To speed handling of technical support issues, it is more efficient if you prepare some information beforehand. The checklist below presents information that is required before any problem resolution can begin.

[_]  Company name and contact information

[_]  Persistence Product

[_]  Persistence Product version number

[_]  Hardware platform and operating system

[_]  Database vendor and version number

[_]  Compiler vendor and version number

[_]  ORB vendor and version number (if appropriate)

[_]  Statement of the problem or question. This may also include code-fragments

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3.3  Opening a Call

All customer queries are initially recorded in our tracking system as a Call. A Call does not have a priority associated with it. Technical Support Centre's objective is to close all open calls as soon as possible. A call will be closed after answering the customer's questions/queries or by escalating Calls to Problems or Enhancement requests (see section 3.4 Opening a Problem).

3.4  Opening a Problem

A Call will be escalated to Problem status after the Technical Support Centre has verified the problem with a supported Persistence product. The Technical Support Centre must have your minimal test case (see section 3.5 Minimal Test Case Information) to do this. Once a Problem is opened, the Technical Support Centre will assign a priority based on the prioritisation criteria documented in section 3.6 Case Priority Levels.

3.5  Minimal Test Case Information

In order for work to begin on your problem, Persistence must be able to reproduce the condition in our own environment. In some situations, it may be possible to reproduce your problem based on your description alone. In other cases, we will require a minimal test case from you before we can begin work.

The minimal test case represents the minimum application required to reproduce the problem:

---------------
Object Model     Your persist file with a maximum of 5 classes
---------------

---------------
Test case code   main.cpp program with no more than 50 lines which reproduces
---------------  your problem

---------------
Makefile         A simple Makefile to build your test case
---------------

---------------
Modified         If your problem involves methods added to Persistence
Generated Code   generated code, include the relevant modified generated files
---------------

---------------
Client           If your problem involves a three-tier architecture, be sure
---------------  to include simplified client files


                          Figure 1 - Minimal test case

Until we receive the necessary information to duplicate the reported problem in our Technical Support Centre, work cannot begin on problem resolution. In addition, cases which contain more than five classes or which involve significant amounts of code not related to the problem may be placed at a lower priority for resolution.

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Once a minimal test case has been received by the Technical Support Centre and reproduced by the Technical Support Engineer, the Case ID will be assigned a priority (i.e. P1, P2, P3, and P4), which will determine when resources are assigned to fix the problem.

3.6    Case Priority Levels

Persistence prioritises your case based on its severity. Cases with severity levels of P1, P2, or P3 are automatically escalated to more senior engineering resources if they are not resolved within the specified time period (See Table 1
- Problem resolution goals). In order for cases to be prioritised, they must be submitted along with a minimal test case.

The following diagram illustrates the decision tree for determining case priorities:

                                              --Yes-- P1 Priority


                                          Stop Work
                              --No--    on production        --Yes-- P2 Priority
                                           system?
-----------------
     Customer                                             Stops work
   problem with  --  Work-around              --No--    on development
minimal test case     available?                            system?
-----------------

                              --Yes--   P4 Priority           --No-- P3 Priority


                           Figure 2 - Priority levels

3.6.1  Case Priority P1
-----  ----------------

When you have an emergency in a production system that stops work, the Technical Support Centre prioritises your case as P1. 'Stops work' means that production work has halted and cannot continue. This priority allows us to immediately direct your case to the Engineer with the correct expertise. When the appropriate Engineer is not immediately available, our goal is to have contacted you to begin problem resolution within one hour after we have received a minimal test case.

P1 cases without resolution or work-around within one day of receiving a test case are immediately escalated to a Senior Engineer and management.

3.6.2  Case Priority P2
-----  ----------------

When you have a condition in a development system that stops work, the Technical Support Centre prioritises your case as P2. 'Stops work' means that further development work has halted and cannot continue. This priority allows us to immediately direct your case to the Engineer with the correct expertise. When the appropriate Engineer is not immediately available, our goal is to have contacted you to begin problem resolution within two hours after we have received a minimal test case.

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P2 cases without resolution or work-around within two days of receiving a test case are escalated to a Senior Engineer and management.

Note: During P1 and P2 problem resolution there will be ongoing communication providing status and information exchange to facilitate resolution of the problem.

3.6.3 Case Priority P3
----------------------

When you have a condition in a development or production system that does not prohibit progress, for which there is no work-around, the Technical Support Centre, prioritises your case as P3. A 'work-around' is a known solution to resolve the condition. This priority--allows us to devote resources to identifying a work-around. Our goal is to have contacted you to begin problem resolution within four hours after we have received a minimal test case.

P3 cases without resolution or work-around within 1 week of receiving a test case are escalated to a Senior Engineer and management.

3.6.4 Case Priority P4
----------------------

When you encounter a known condition in a development or production system for which there is a robust work-around, the Technical Support Centre prioritises your case as P4. Our goal is to have contacted you regarding this issue within one day. This condition will be addressed in a scheduled release of Persistence.

The following table summarises the response goals of the Technical Support Centre. Note that in all cases, a minimal test case is required.

-------------------------------------------------------------------------------
Case priority                    Initial           Respond with Work-around or
                                 contact within    commitment within
-------------------------------------------------------------------------------
P1 - stops production            1 hour            2 working days

P2 - stops development           2 hours           3 working days

P3 - no work-around              4 hours           1 week

P4 - work-around exists          1 day             N/A

                       Table 1 - Problem resolution goals

3.7 Patches to Resolve Problems

Once the Technical Support Centre has verified a problem your Case ID will be given a priority. When requested, Persistence will endeavour to provide patches to P1, P2, and P3 priority problems on supported versions of Persistence products (see section 0, 'Duration of Support for Releases'). In some cases, patches may not be possible and you will be required to upgrade to a more recent version of the product.

For P1 and P2 problems Persistence will create, build, and test a patch as quickly as possible, usually within 3 days of problem verification. P3 problems will be resolved in a subsequent product release. P4 problems may be resolved in conjunction with other product enhancements.

The table below summarises the goals for the delivering patches. The time periods begin when the Technical Support Centre has verified the problem:

--------------------------------------------------------------------
Case priority                          Goal for delivering patch
--------------------------------------------------------------------

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P1 - stops production    within 3 working days

P2 - stops development   within 4 working days

P3 - no work-around      in subsequent release

P4 - work-around exists  as part of other enhancement

Table 2 - Patch delivery goals

3.8 Escalation to a Manager

Whenever the Persistence Technical Support Centre is not meeting your needs or expectations, you may escalate the case or any other issue to the Technical Support Centre Manager. You may also contact the Technical Support Centre Manager if the case becomes too complex or you become concerned that our Engineers are not able to resolve the case in a suitable manner.

3.9 Requesting an Enhancement

Each enhancement request will be assigned a Case ID. This will allow us to track your request and to inform you when the enhancement is available.

Duration of Support for Releases

The Persistence Technical Support Centre will provide responses (as described above) for supported releases. The duration of support will vary depending on the type of release. Persistence defines three types of releases:

General Availability (GA)

A GA release will be sent to all customers who have current support contracts.

A GA release will be supported for the longer of:

[_]  18 months

[_]  One year after the next GA release.
Beta

Beta releases will be sent to customers who have been selected to participate in the beta program.

Beta releases will not be supported beyond the shipment of the next GA, or Beta release. Therefore, Persistence recommends that Beta releases be not used for shipment of production systems.

Alpha

Alpha releases are sent in rare situations to satisfy urgent customer needs.

Alpha releases will not be supported beyond the shipment of the next GA, Beta, or Alpha release. Therefore, Persistence recommends that Alpha releases be not used for shipment of production systems.

Support for New Versions of Operating Systems, Databases, Compilers, ORBs, and Class Libraries

Persistence intends to provide one or two GA releases per year. Persistence attempts to support any configuration that is commercially available (i.e. not in Beta) 60 days prior to the scheduled GA

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Persistence Software License, Services, and Support Agreement       CONFIDENTIAL
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release of Persistence Products. Persistence will support the important new features of the new operating system, database, compiler, ORB, and/or class library as they may apply to various Persistence products.

Support for Old Versions of Operating Systems, Databases, Compilers, ORBs, and Class Libraries

Persistence products interact with and depend on operating systems, databases, compilers, ORBs, and/or class libraries. As new versions of the products are available, Persistence will discontinue support for old version of these products. This section describes the policy for terminating our support of a particular release of an operating system, database, compiler, ORB and/or class library.


Operating Systems

New releases of Persistence products will continue to support an old version of an operating system for one year after a GA release of Persistence product is available that supports the new version of the operating system.

Databases

New releases of Persistence products will continue to support an old version of a database for one year after a GA release of Persistence product is available that supports the new version of the database.

Compilers

New releases of Persistence products will continue to support an old version of a compiler for six months after a GA release of Persistence product is available that supports the new version of the compiler.

ORBs

New releases of Persistence products will continue to support an old version of a ORB for six months after a GA release of Persistence product is available that supports the new version of the ORB.

Class Libraries

New releases of Persistence products will continue to support an old version of a class library for six months after a GA release of Persistence product is available that supports the new version of the class library.

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

Persistence Software License, Services, and Support Agreement       Confidential
--------------------------------------------------------------------------------


                                   Exhibit D

                Terms to be agreed upon subsequent to signing of
                                   Agreement

                                            ****CONFIDENTIAL TREATMENT REQUESTED
[LOGO]

         Persistence Software License, Services, and Support Agreement

This Customer Agreement and Attached License Addendum (the "Agreement") is entered into by and between the parties set forth immediately below as of December 31, 1998 (the "Effective Date") and shall remain in effect until terminated as set forth in this Agreement:

Persistence Software, Inc.,                   Intershop Communications GmbH
1720 South Amphlett Boulevard, Third Floor    and its Affiliates
San Mateo, CA 94402                           Leutragraben 2-4
     ("PSI")                                  07743 Jena Germany
                                                  ("Intershop")


  "Intershop" as defined in this agreement is a(n): VAR [X]  End-User __

  Application developed with Software: "Intershop 4" or "Intershop 2000" (code-
                                       ---------------------------------------
  named "Beehive"/1)/
  -------------------

---------------------------------------------------------------------------------------------------------------------
   Item      Description                                                      Unit Price          Net Price
   ----      -----------                                                      ----------          ---------
---------------------------------------------------------------------------------------------------------------------
    1.       12 x PowerTier Builder for EJB License                           $****                $****
             (to be invoiced immediately)

    2.       12 x PowerTier Link for Rational Rose License                    $****                $****
             (to be invoiced immediately)

    3.       2 x PowerTier Server Development Runtime License                 $****                $****
             (to be invoiced immediately)

    4.       12 months Maintenance Services on Items 1-3 @                     ****%               $****
             ****% of license fee (to be invoiced immediately)

    5.       Pre-payment for additional PowerTier Licenses,                                        $****
             Maintenance Services and/or Royalties (as defined
             below) (to be invoiced immediately)

    6.       33 days of professional services (see Note 1 on this             $****                $****
             Cover Sheet for further details)
             (to be invoiced immediately)

    7.       Pre-payment for additional PowerTier Licenses,                                        $****
             Maintenance Services and/or Royalties
             (to be invoiced upon completion of certain tasks as
             specified in Note 2 on this Cover Sheet).

    8.       Royalties (as defined in Note 3 of this Cover Sheet)                ****%                ****%
             (to be invoiced monthly)
---------------------------------------------------------------------------------------------------------------------

_______________________

/1/ Beehive is a new architecture meets the needs of the both the marketplace (i.e. the new digital intermediary), and future models of electronic commerce by providing an object-oriented, extensible framework on which this application and future applications can be built and deployed. Not only does the Beehive architecture support new and evolving models of eCommerce, but it also supports existing models such as the Mall and Single Supplier/Store. A standardized framework provides consistent practices regarding customization, which enable quicker implementation and customization for Intershop's customers and Intershop's professional services group. Beehive and products that run on the Beehive platform and applications that incorporate the PowerTier runtime are expected to be Intershop's a primary revenue stream in 1999 and Intershop's principle revenue stream in 2000

                                            ****CONFIDENTIAL TREATMENT REQUESTED

-----------------------------------------------------------------------------------------------------------
    9.       Maintenance Services for Software sold subject to       ****%                 ****%
             Royalty payments
             (to be invoiced at the same time as Royalties)

    10.      Option to reduce royalties by ****%                                           $****
             (see Note 4 of this Cover Sheet)

    11.      Charge for each copy of "PowerTier Developer Pack"      $****
             (defined as 1 x PowerTier Object Builder + 1 x
             PowerTier Link for Rose) that is sold as part of an
             Intershop product.
             (see Note 5 of this Cover Sheet)

    12.      Use of GUT (see Note 6 of this Cover Sheet)             ****

-----------------------------------------------------------------------------------------------------------

The parties acknowledge that license, service, and, support, are subject to the terms of the Agreement attached hereto and agree to the terms contained therein.

NOTE 1: Each visit to Intershop's offices in Jena will involve maximum 1 day travelling time which shall be charged at the daily rate. All actual, pre-approved and reasonable expenses incurred in carrying out any professional services for Intershop will be re-charged to Intershop at cost. This will include, but is not limited to, all travel costs, hotel costs, car hire, and $60 per day for incidental expenses such as meals, telephone etc.

NOTE 2: Attached to this Agreement as Exhibit C is a document describing the enhancements to PowerTier that Persistence will develop and deliver either before or as part of the release of PowerTier/EJB currently known as "Stingray". Once these enhancements have been delivered, Intershop will be invoiced for Item 7 above.

NOTE 3: Royalties at the rate specified in Item 8 above shall be charged on all Intershop net revenues (net of any sales tax) generated by products containing the PowerTier Server Production Runtime, including net revenues received by Intershop resulting products developed and distributed by third parties and which contain the PowerTier Server Production Runtime. Royalties at the rate specified in Item 8 above shall also be charged on all Intershop revenues (net of any sales tax) generated by products containing the PowerTier Object Builder subject to the limitations defined in Note 5 of this Cover Sheet. For purposes of this Note 3, "net revenue" means gross revenues, less any applicable sales, use, or withholding taxes, or any applicable ad valorem taxes.

NOTE 4: This option specified as Item 10 on the Cover Page of this Agreement can be exercised by Intershop at any time. The ****% reduction will come into effect **** months after Intershop pays to Persistence the sum specified in item 8 above $**** of this payment will be counted as a prepayment against future PowerTier Licenses, Maintenance Services and/or Royalties.

NOTE 5: Intershop is entitled to resell only 2 copies of the PowerTier Developer Pack to each End User subject to the Royalty amount specified in Item 8 above. Any additional sales of PowerTier Developer Pack shall be subject to the charge specified in Item 11 above. In any event, all PowerTier Developer Packs resold to End Users shall require Intershop to contractually limit use of the PowerTier Developer Pack to work related to the End-User's use of Beehive.

NOTE 6: Intershop agrees that any use of GUT will be entirely at their own risk and will be unsupported. Intershop will be responsible for the maintenance of any code generated by GUT, and support for any PowerTier generated code that contains GUT-generated code will only be provided if the problem can be reproduced with the GUT-generated code removed. Intershop also agrees that GUT and any documentation relating to GUT is entirely confidential and therefore specifically and especially covered by clauses 2.1.3, 3 and 10. Under no circumstances may GUT be used by anyone other than Intershop employees, and under no circumstances may GUT be used other than at Intershop premises. PSI will give good faith consideration to allowing Intershop to sublicense GUT to Intershop's customers.

AGREED AND ACCEPTED:
Persistence Software, Inc.           Intershop Communications Gmbh

By: /s/ Martin McCure                By: /s/ Stephan Schambach
    -----------------------              ---------------------------

Name: Martin McCure                  Name:   STEPHAN SCHAMBACH
      ---------------------                 ------------------------

Title: CONTROLLER                    Title: ________________________
      ---------------------

Date:   12/31/98                     Date:   12/31/98
      ---------------------                  -----------------------

                                       3